Exhibit 77(q)(1)


                          PILGRIM ADVISORY FUNDS, INC.
                                  on behalf of
                            Pilgrim MidCap Value Fund
                          Pilgrim LargeCap Leaders Fund
                           (collectively the "Funds")


(e)(1) Form of Investment Management Agreement between PAF, on behalf of the Funds, and ING Pilgrim Investments is incorporated by reference to Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A as filed on November 1, 2000.